SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 17, 1999



                       United International Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)


     Delaware                         0-21974                  84-1116217
  (State or other                   (Commission                (IRS Employer
  jurisdiction of                   File Number)               Identification #)
  incorporation)



             4643 South Ulster Street, Suite 1300, Denver, CO 80237
                     (Address of Principal Executive Office)


                                 (303) 770-4001
              (Registrant's telephone number, including area code)




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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
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On  February  17,  1999,  United  Pan-Europe   Communications  N.V.  ("UPC"),  a
wholly-owned   subsidiary   of  United   International   Holdings,   Inc.   (the
"Registrant"), acquired the remaining 49% of United Telekabel Holding N.V. ("UTH") that it did not own. This transaction completed the purchase of a 100.0% interest in N.V. TeleKabel Beheer from N.V. Nuon Energie-Onderneming voor Gelderland, Friesland en Flevoland ("NUON") in which a 51.0% interest was initially acquired in connection with the formation of UTH on August 6, 1998. UPC purchased the interest from NUON for euro235,085,926 ($272,663,793). In addition, UPC repaid NUON and assumed from NUON a euro15,101,253 ($17,515,149) subordinated loan, including accrued interest, owed by UTH to NUON. The purchase of NUON's interest and payment of the loan were funded with proceeds from UPC's initial public offering. Following the acquisition UPC indirectly owns 100% of
UTH.  UTH  owns  and  operates  cable-based   communications   networks  in  The
Netherlands.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
------------------------------------------

(a)(b)    FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

          The required historical financial statements of N.V. TeleKabel Beheer and pro forma financial information will be filed as an amendment to this Form 8-K within 60 days.


(c)       EXHIBITS

10.1 Share Purchase Agreement dated as of January 19, 1999, among UPC, Belmarken Holding B.V., UPC Intermediates B.V., N.V. Nuon Energie-Onderneming voor Gelderland, Friesland en Flevoland, N.V. Kraton, and UTH, as amended by letter agreements dated January 19 and 25, 1999. (1)

10.2      Final  Amendment to Share Purchase  Agreement dated as of February 17,
          1999.

------------

(1)  incorporated   by  reference  from  Amendment  No.  6  to  UPC's  Form  S-1
Registration Statement dated February 4, 1999 (Registration No. 333-67895).

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       UNITED INTERNATIONAL HOLDINGS, INC.



DATE:  March 4, 1999                        By:  /S/ Valerie L. Cover
                                               ---------------------------------
                                                 Valerie L. Cover
                                                 Vice President and Controller
                                                 (a Duly Authorized Officer and
                                                 Principal Financial Officer)





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